KEYSTONE CONSOLIDATED INDUSTRIES, INC.

PRESS RELEASE

FOR IMMEDIATE RELEASE

Keystone Consolidated Industries, Inc.	CONTACT:
5430 LBJ Freeway, Suite 1740	Bert E. Downing, Jr.
Dallas, Texas 75240-2697	Vice President and Chief Financial Officer
(972) 458-0028	(972) 458-0028

KEYSTONE ANNOUNCES PRELIMINARY RESULTS FOR FIRST QUARTER 2013

DALLAS, TEXAS . . . May 10, 2013 . . . Keystone Consolidated Industries, Inc. (OTCQB: KYCN), today announced that it expects to report operating income before pension and other postretirement benefit (“OPEB”) credits for the first quarter of 2013 of $5.8 million, which is lower than the operating income before pension and OPEB in the first quarter of 2012 of $8.9 million primarily due to the net effects of the following factors:

•	decreased shipment volumes of wire rod due to weakened demand,
•	increased shipment volumes of fabricated wire products due to strong demand and market share gained during 2012,
•
lower margin on wire rod, industrial wire and bar due to competitive pressures and resulting lower average selling prices  and customers’ postponing purchases in anticipation of lower ferrous scrap market prices in the immediate future,

•	better margin on fabricated wire products and mesh primarily due to a favorable change in product mix,
•
production inefficiencies due to certain unplanned repairs to Keystone’s steel mill production equipment as well as lower wire rod production and frequent wire rod production changes as a result of low demand, and

•	increased costs associated with continued efforts to optimize production operations at one of Keystone’s segments.

Because the amount of the Company’s net periodic defined benefit pension and OPEB expense or credits are unrelated to the ongoing operating activities of the Company, Keystone measures its overall operating performance using operating income before pension and OPEB expense or credits.  A reconciliation of the operating income expected to be reported to expected operating income adjusted for expected pension and OPEB expense or credits is set forth in the following table.

	Three months ended
	March 31,
	2012	2013
	(In thousands)
	(unaudited)

Expected operating income	$12,326	$11,162
Expected defined benefit pension credit	(1,899)	(3,696)
Expected OPEB credit	(1,577)	(1,674)
Expected operating income before pension and OPEB	$8,850	$5,792

Keystone expects to report net income for the first quarter of 2013 of $6.7 million, or $0.55 per diluted share, as compared to net income of $7.3 million, or $0.60 per diluted share, in the first quarter of 2012.  The decrease in expected net income is primarily due to lower expected operating income before pension and OPEB of $3.1 million, partially offset by a $1.8 million higher expected defined benefit pension credit during the first quarter of 2013.

Primarily due to a $50 million increase in Keystone’s pension plans’ assets during 2012, the Company currently expects to record a defined benefit pension credit of $14.8 million during 2013 as compared to the $6.9 million defined benefit pension credit it recorded during 2012.  Accordingly, Keystone has preliminarily recorded a defined benefit pension credit of $3.7 million during the first quarter of 2013 as compared to the $1.9 million credit recorded during the first quarter of 2012.

The preliminary financial results for the Company's first quarter 2013 presented herein are based on management's current estimates and analysis for the quarter ended March 31, 2013, and are subject to the completion of Keystone’s financial closing procedures (including the filing of the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013). Those procedures are not yet completed. Accordingly, once the Company’s financial closing procedures are completed, the expected financial results reflected in Keystone’s preliminary results may change and those changes may be material.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.   Statements in this release that are not historical in nature are forward-looking and are not statements of fact.  Forward-looking statements represent the Company’s beliefs and assumptions based on currently available information.  In some cases you can identify these forward-looking statements by the use of words such as "believes," "intends," "may," "should," "could," "anticipates," "expected" or comparable terminology, or by discussions of strategies or trends.  Although Keystone believes the expectations reflected in forward-looking statements are reasonable, it does not know if these expectations will be correct.  Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results. Actual future results could differ materially from those predicted. While it is not possible to identify all factors, the Company continues to face many risks and uncertainties.  Among the factors that could cause Keystone’s actual future results to differ materially from those described herein are the risks and uncertainties discussed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”) including, but not limited to, the following:

•	Future supply and demand for Keystone’s products (including cyclicality thereof),
•	Customer inventory levels,
•	Changes in raw material and other operating costs (such as ferrous scrap and energy),
•	Availability of raw materials,
•	The possibility of labor disruptions,
•	General global economic and political conditions,
•	Competitive products (including low-priced imports) and substitute products,
•	Customer and competitor strategies,
•	The impact of pricing and production decisions,
•	Environmental matters (such as those requiring emission and discharge standards for existing and new facilities),
•	Government regulations and possible changes thereof,
•	Significant increases in the cost of providing medical coverage to employees,
•	The ultimate resolution of pending litigation and U.S. Environmental Protection Agency investigations,
•	International trade policies of the United States and certain foreign countries,
•	Operating interruptions (including, but not limited to, labor disputes, fires, explosions, unscheduled or unplanned downtime, supply disruptions and transportation interruptions),
•	The Company’s ability to renew or refinance credit facilities,
•	The ability of the Company’s customers to obtain adequate credit,
•	Any possible future litigation, and
•	Other risks and uncertainties as discussed in the Company’s filings with the SEC.

Should one or more of these risks materialize, if the consequences worsen, or if the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.  Keystone disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

In an effort to provide investors with additional information regarding the Company’s results as determined by accounting principles generally accepted in the United States of America (“GAAP”), the Company has disclosed certain non-GAAP information, which the Company believes provides useful information to investors:

•
The Company discloses operating income before pension and OPEB expense or credits, which is used by the Company’s management to assess its performance.  The Company believes disclosure of operating income before pension and OPEB expense or credits provides useful information to investors because it allows investors to analyze the performance of the Company’s operations in the same way the Company’s management assesses performance.

Keystone Consolidated Industries, Inc. is headquartered in Dallas, Texas.  The Company is a leading manufacturer of steel fabricated wire products, industrial wire and wire rod.  Keystone also manufactures wire mesh, coiled rebar, steel bar and other products.  The Company’s products are used in the agricultural, industrial, cold drawn, construction, transportation, original equipment manufacturer and retail consumer markets.  Keystone’s common stock is quoted on the OTCQB (Symbol: KYCN).

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KEYSTONE CONSOLIDATED INDUSTRIES, INC. AND SUBSIDIARIES
Preliminary Condensed Summary of Operations
(In thousands, except per share data)

	Three months ended
	March 31,
	2012	2013
	(unaudited)

Net sales	$153,293	$142,774
Cost of goods sold	(137,220)	(130,213)

Gross margin	$16,073	$12,561

Operating income	$12,326	$11,162

Income before income taxes	$11,689	$10,892
Provision for income taxes	(4,424)	(4,225)
Net income	$7,265	$6,667

Basic and diluted net income per share	$0.60	$0.55

Basic and diluted weighted average
shares outstanding	12,102	12,102

KEYSTONE CONSOLIDATED INDUSTRIES, INC. AND SUBSIDIARIES
Preliminary Selected Financial Data
(In thousands, except per ton amounts)

	Three months ended
	March 31,
	2012	2013
	(unaudited)
Other Operating Data:
Shipments (000 tons):
Wire rod	100	96
Fabricated wire products	29	31
Industrial wire	17	17
Wire mesh	12	11
Bar	6	7
Coiled rebar	(1)	2
Total	164	164

(1) Less than 1,000 tons

Per-ton selling prices:
Wire rod	$745	$677
Fabricated wire products	1,336	1,299
Industrial wire	1,032	957
Wire mesh	1,047	1,023
Bar	1,068	943
Coiled rebar	793	701
Weighted average of all products in total	914	860

Average per-ton ferrous scrap cost of goods sold	$382	$332

Other Financial Data:
Capital expenditures	$2,307	$2,559
Depreciation and amortization	2,875	2,899

	As of March 31,
	2012	2013
	(unaudited)
Balance Sheet Data:
Working capital	$86,315	$96,633
Property, plant and equipment, net	91,417	92,787
Total assets	356,695	388,168
Total debt	53,475	48,258
Stockholders' equity	160,978	185,437